EXHIBIT 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information, incorporated by reference in this Post-Effective Amendment No. 26 to the registration statement on Form N-4 (the “Registration Statement”), of our report dated March 30, 2001, relating to the financial statements of LBVIP Variable Annuity Account I, which appear in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus, which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the heading “Financial Statements and Experts” in such Prospectus and under the heading “Independent Accountants and Financial Statements” in such Statement of Additional Information.

We also consent to the use in such Statement of Additional Information of our report dated March 16, 2001, relating to the financial statements of Lutheran Brotherhood Variable Insurance Products Company which appear in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 27, 2001